FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 6, 2023
Date of Report (Date of earliest event reported)

TAYLOR DEVICES INC
(Exact name of registrant as specified in its charter)

New York	0-3498	16-0797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Taylor Drive, North Tonawanda, New York	14120
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 694-0800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Taylor Devices, Inc. announced the retirement of Mark V. McDonough as Chief Financial Officer of the Company on December 31, 2022. Mr. McDonough has served as CFO since he joined the Company in 2003 and will remain as Corporate Secretary for the Company.

The Board of Directors has appointed Paul Heary as Chief Financial Officer of the Company effective January 1, 2023. Mr. Heary, age 52, is the former CFO of Multisorb Technologies, Inc. in West Seneca, NY, a leader in sorbent technology for over 50 years. He previously served as Senior Finance Director of Carleton Technologies Inc. (d.b.a. Cobham Mission Systems) in Orchard Park, New York, a U.S. Department of Defense contractor.

Mr. Heary holds an MBA and a BS in Business Administration from the State University of New York at Buffalo.

In connection with his employment, Mr. Heary will earn the following key compensation and benefits:

•	an annual base salary of $220,000;
•	eligibility to participate in the management bonus policy;
•	participation in the Company’s retirement, health and welfare, vacation and other benefit programs; and
•	eligibility for an annual incentive stock option award for 7,000 shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR DEVICES, INC.
(registrant)
Date: January 6, 2023	By:	/s/ Timothy J. Sopko
Timothy J. Sopko, Chief Executive Officer